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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 22, 2024
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 350,
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

________________(980) 595-2840__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2024 (the “Closing Date”), Air T, Inc., a Delaware corporation (the “Company”), along with its wholly owned subsidiary AAM 24-1, LLC, a Minnesota limited liability company (the “Issuer”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Honeywell Common Investment Fund and Honeywell International Inc. Master Retirement Trust (each, an “Investor” and together, the “Investors”) pursuant to which the Issuer agreed to issue and sell 8.5% senior secured notes in the aggregate principal amount of $15,000,000 to the Investors (each a “Note” and collectively, the “Notes”; and the transaction, “Financing”), for an aggregate purchase price of $14,850,000.

The Notes bear an annual interest rate of 8.5% which is computed on the basis of a 30/360-day year and actual days elapsed and is payable semi-annually in arrears, pursuant to the terms of the Notes. The maturity date of the Notes is February 22, 2031. The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of, or certain monetary judgments against the Issuer or the Company.

The Issuer may prepay all or a portion of the outstanding principal and accrued but unpaid interest at any time, provided that (i) if the Issuer prepays all or any portion of the Notes within one year from the Closing Date, the Issuer is required to pay the Investors a prepayment premium equal to two percent (2.0%) of the amount being prepaid, and (ii) if the Issuer prepays all or any portion of the Notes after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, the Issuer is required to pay the Investors a prepayment premium equal to one percent (1.0%) of the amount being prepaid
.
A continuing first priority lien and security interest in and to all of the Company’s right, title and interest in all of the capital stock of the Issuer was created in favor of the Investors, as collateral for the repayment of the Notes. In addition, 160,000 newly-issued shares of Alpha Income Trust Preferred Securities, $25.00 par value, of Air T Funding, a statutory trust fund under Delaware law, held by the Issuer are also separately pledged to the Investors.

The foregoing description of the Note Purchase Agreement, the Notes and the Financing generally, does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and (ii) the form of Note, a copy of which is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

10.1	Note Purchase Agreement among Air T, Inc., AAM 24-1, LLC, Honeywell Common Investment Fund and Honeywell International Inc. Master Retirement Trust, dated February 22, 2024.
10.2	Form of Senior Secured Promissory Note, dated February 22, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer